                                                                     Exhibit 1

                      FIRST TENNESSEE NATIONAL CORPORATION
                            (a Tennessee corporation)

                           FIRST TENNESSEE CAPITAL II
                          (a Delaware statutory trust)

                                  $200,000,000

                       6.30% Capital Securities, Series B

                (Liquidation Amount $1,000 per Capital Security)

                              Dated March 24, 2004

SECTION 1. Representations and Warranties.......................................................    3
   (a) Representations and Warranties by the Company and the Trust..............................    3
       (1)  Compliance with Registration Requirements...........................................    3
       (2)  Incorporated Documents..............................................................    4
       (3)  Independent Accountants.............................................................    4
       (4)  Financial Statements................................................................    4
       (5)  No Material Adverse Change in Business..............................................    4
       (6)  Good Standing of the Company........................................................    5
       (7)  Good Standing of Subsidiaries.......................................................    5
       (8)  Capitalization......................................................................    6
       (9)  Existence of Trust..................................................................    6
       (10) Common Securities...................................................................    6
       (11) Authorization of Trust Agreement....................................................    6
       (12) Guarantee Agreement.................................................................    6
       (13) Capital Securities..................................................................    7
       (14) Authorization of Indenture..........................................................    7
       (15) Authorization of Subordinated Debentures............................................    7
       (16) Authorization of this Agreement.....................................................    7
       (17) Description of the Capital Securities...............................................    7
       (18) Absence of Defaults and Conflicts...................................................    7
       (19) Absence of Proceedings..............................................................    8
       (20) Absence of Further Requirements.....................................................    9
       (21) Investment Company Act..............................................................    9
       (22) Accounting Treatment; Regulatory Capital............................................    9
       (23) Compliance with Banking Laws........................................................    9
       (24) Broker/Dealer Regulation............................................................    9
       (25) Internal Controls...................................................................   10
   (b) Officers' Certificates...................................................................   10
SECTION 2. Sale and Delivery to Underwriter; Closing............................................   10
   (a) Capital Securities.......................................................................   10
   (b) Payment..................................................................................   10
   (c) Denominations; Registration..............................................................   11
SECTION 3. Covenants of the Company and the Trust...............................................   11
   (a) Compliance with Securities Regulations and Commission Requests...........................   11
   (b) Filing of Amendments.....................................................................   11
   (c) Delivery of Registration Statements......................................................   11
   (d) Delivery of Prospectuses.................................................................   12
   (e) Continued Compliance with Securities Laws................................................   12
   (f) Blue Sky Qualifications..................................................................   12
   (g) Earnings Statement.......................................................................   13
   (h) Use of Proceeds..........................................................................   13
   (i) Restriction on Sale of Capital Securities................................................   13
   (j) Reporting Requirements...................................................................   13
SECTION 4. Payment of Expenses..................................................................   13
   (a) Expenses.................................................................................   13
   (b) Termination of Agreement.................................................................   14


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

SECTION 5. Conditions of Underwriter's Obligations..............................................   14
   (a) Effectiveness of Registration Statement..................................................   14
   (b) Opinion of Counsel for Company and Assistant General Counsel to the Company..............   14
   (c) Opinion of Special Tax Counsel for the Trust and the Company.............................   14
   (d) Opinion of Special Delaware Counsel for the Trust........................................   15
   (e) Opinion of Counsel for The Bank of New York..............................................   15
   (f) Opinion of Counsel for the Underwriter...................................................   15
   (g) Officers' Certificates...................................................................   15
   (h) Accountant's Comfort Letter..............................................................   16
   (i) Bring-down Comfort Letter................................................................   16
   (j) Ratings..................................................................................   16
   (k) No Objection.............................................................................   16
   (l) Additional Documents.....................................................................   16
   (m) Termination of this Agreement............................................................   17
SECTION 6. Indemnification......................................................................   17
   (a) Indemnification of Underwriter...........................................................   17
   (b) Indemnification of Trust by Company......................................................   18
   (c) Indemnification of Trust, Company, Directors and Officers................................   18
   (d) Actions against Parties; Notification....................................................   18
   (e) Settlement without Consent if Failure to Reimburse.......................................   19
SECTION 7. Contribution.........................................................................   19
SECTION 8. Representations, Warranties and Agreements to Survive Delivery.......................   20
SECTION 9. Termination..........................................................................   20
   (a) Termination; General.....................................................................   20
   (b) Liabilities..............................................................................   21
SECTION 10. Notices.............................................................................   21
SECTION 11. Parties.............................................................................   21
SECTION 12. GOVERNING LAW.......................................................................   21
SECTION 13. Effect of Headings..................................................................   22
FORM OF OPINION OF COMPANY'S COUNSEL TO BE DELIVERED PURSUANT TO SECTION 5(b)...................    1
FORM OF OPINION OF CLYDE A. BILLINGS, JR., SENIOR VICE PRESIDENT, ASSISTANT GENERAL COUNSEL AND
   CORPORATE SECRETARY OF THE COMPANY TO BE DELIVERED PURSUANT TO SECTION 5(b)..................    1
FORM OF ACCOUNTANTS' COMFORT LETTER PURSUANT TO SECTION 5(h)....................................    1

                           FIRST TENNESSEE CAPITAL II
                                  $200,000,000

                       6.30% CAPITAL SECURITIES, SERIES B
                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
                     FULLY AND UNCONDITIONALLY GUARANTEED BY
                      FIRST TENNESSEE NATIONAL CORPORATION
                            (a Tennessee corporation)
                             UNDERWRITING AGREEMENT

                                                                  March 24, 2004

FTN Financial Securities Corp.
845 Crossover Lane
Suite 150
Memphis, Tennessee 38117

Ladies and Gentlemen:

     First Tennessee Capital II (the "Trust"), a statutory trust created under the Delaware Statutory Trust Act (the "Statutory Trust Act") of the State of Delaware (Chapter 38, Title 12 of the Delaware Code, 12 Del. C. Sections 3801 et seq.), confirms its agreement with FTN Financial Securities Corp. ("FTN" or the "Underwriter") with respect to the issue and sale by the Trust and the purchase by the Underwriter of $200,000,000 6.30% Capital Securities, Series B (liquidation amount $1,000 per capital security) (the "Capital Securities"), representing undivided beneficial interests in the assets of the Trust. The Capital Securities are more fully described in the Prospectus (as defined below).

     The Capital Securities will be guaranteed by First Tennessee National Corporation, a Tennessee corporation (the "Company"), to the extent set forth in the Prospectus (as defined below), with respect to distributions and amounts payable upon liquidation or redemption (the "Capital Securities Guarantee") pursuant to the Guarantee Agreement (the "Guarantee Agreement") to be dated as of Closing Time (as defined in Section 2(b) below), executed and delivered by the Company and The Bank of New York (the "Guarantee Trustee"), a New York banking corporation not in its individual capacity but solely as trustee, for the benefit of the holders from time to time of the Capital Securities (the "Capital Security Holders"). The Company and the Trust each understand that the Underwriter proposes to make a public offering of the Capital Securities as soon as it deems advisable after this Agreement has been executed and delivered. The entire proceeds from the sale of the Capital Securities will be combined with the entire proceeds from the sale by the Trust to the Company of its common securities (the "Common Securities") guaranteed by the Company, to the extent set forth in the Prospectus, with respect to distributions and amounts payable upon liquidation or redemption pursuant to the Guarantee Agreement, and will be used by the Trust to purchase $200,000,000 aggregate principal amount of 6.30% Junior Subordinated Deferrable Interest Debentures due 2034 (the "Subordinated Debentures") issued by the Company.

     The Capital Securities and the Common Securities will be issued pursuant to the Amended and Restated Trust Agreement of the Trust, to be dated as of the Closing Time (the

"Trust Agreement"), among the Company, as Depositor, The Bank of New York, as property trustee (the "Property Trustee"), The Bank of New York (Delaware), as Delaware trustee (the "Delaware Trustee"), and Marlin L. Mosby, III and Milton
A. Gutelius, Jr., as administrative trustees (the "Administrative Trustees" and together with the Property Trustee and the Delaware Trustee, the "Trustees"), and the holders from time to time of undivided beneficial interests in the assets of the Trust. The Subordinated Debentures will be issued pursuant to an Indenture, dated as of December 30, 1996 (the "Indenture"), between the Company and The Bank of New York, as trustee (the "Indenture Trustee").

     The terms and rights of the issuance of Capital Securities shall be as specified in Exhibit A hereto and in or pursuant to the Trust Agreement. This Underwriting Agreement, including the Exhibits and Annex hereto, is herein referred to as this "Agreement".

     The Company and the Trust have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (Nos. 333-17457 and 333-17457-02) and pre-effective amendments nos. one and two thereto for the registration of the Capital Securities, the Subordinated Debentures and the Capital Securities Guarantee under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). Such registration statement was declared effective by the Commission on December 17, 1996. Such registration statement (as so amended) is referred to herein as the "Registration Statement"; and the final prospectus and the final prospectus supplement relating to the Capital Securities, the Subordinated Debentures and the Capital Securities Guarantee, in the forms first furnished to the Underwriter by the Company and the Trust for use in connection with the offering of the Capital Securities, are collectively referred to herein as the "Prospectus"; provided, however, that all references to the "Registration Statement" and the "Prospectus" shall also be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), prior to the execution of this Agreement. A "preliminary prospectus" shall be deemed to refer to any prospectus and prospectus supplement that omitted information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations and was used after such effectiveness and prior to the initial delivery of the Prospectus to the Underwriter by the Company and the Trust. For purposes of this Agreement, all references to the Registration Statement, Prospectus or preliminary prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

     All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" (or other references of like import) in the Registration Statement, Prospectus or preliminary prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be, prior to the execution of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, Prospectus or preliminary prospectus shall be deemed to include the filing of any document under the 1934 Act which is incorporated by


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

reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be, after the execution of this Agreement.

     SECTION 1. Representations and Warranties.

     (a) Representations and Warranties by the Company and the Trust. The Company and the Trust, jointly and severally, represent and warrant to the Underwriter as of the date hereof and as of the Closing Time (in each case, a "Representation Date"), as follows:

          (1) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or, to the knowledge of the Company and the Trust, are pending or contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

          At the respective times the Registration Statement and any post-effective amendments thereto (including the filing of the Company's most recent Annual Report on Form 10-K with the Commission (the "Annual Report on Form 10-K")) became effective and at each Representation Date, the Registration Statement and any amendments thereto complied and will comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the Trust Indenture Act of 1939, as amended ( the "1939 Act"), and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations"), and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply (A) to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company or the Trust in writing by the Underwriter expressly for use in the Registration Statement or the Prospectus or (B) to that part of the Registration Statement that constitutes the Statements of Eligibility and Qualification on Form T-1 (the "Forms T-1") under the 1939 Act of the Indenture Trustee, the Property Trustee and the Guarantee Trustee.

          Each preliminary prospectus and prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriter for use in connection with the offering of Capital Securities will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (2) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations") and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the date hereof, at the time the Prospectus was issued and at the Closing Time, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (3) Independent Accountants. The accountants who certified the financial statements and any supporting schedules thereto at December 31, 2003 and 2002 and for the years then ended included in the Registration Statement and the Prospectus were, at the time that the Company's Annual Report on Form 10-K for the year ended December 31, 2003 was filed with the Commission, independent public accountants with respect to the Company as required by the 1933 Act and the 1933 Act Regulations. The accountants who certified the financial statements and any supporting schedules thereto at December 31, 2003 and 2002 and for the years then ended included in the Registration Statement and the Prospectus are independent public accountants with respect to the Company as required by the 1933 Act and the 1933 Act Regulations.

          (4) Financial Statements. The financial statements of the Company included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and the Prospectus.

          (5) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those arising in the ordinary course of business, which are material with respect to the

     Company and its subsidiaries considered as one enterprise and (C) except for regular dividends on the Company's common stock or preferred stock, in amounts per share that are consistent with past practice or the applicable charter document or supplement thereto, respectively, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (6) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Tennessee and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under, or as contemplated under, this Underwriting Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

          (7) Good Standing of Subsidiaries. The Company has no subsidiaries that, individually or in the aggregate, when considered as a single subsidiary, it would consider to be a "significant subsidiary" of the Company (based upon the criteria contained in Rule 1-02 of Regulation S-X promulgated under the 1933 Act), other than First Tennessee Bank National Association (the "Bank"), First Horizon Home Loan Corporation (the "Subsidiary") and FT Mortgage Holding Corporation. The Subsidiary has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation. The Bank has been duly organized and is validly existing as a national banking association under the laws of the United States. The Subsidiary has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect. Except as otherwise stated in the Registration Statement and the Prospectus, all of the issued and outstanding capital stock of each of the Subsidiary and the Bank has been duly authorized and is validly issued, fully paid and non-assessable (except, in the case of the Bank, as provided in 12 U.S.C. 'SS' 55, as amended) and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of each of the Subsidiary and the Bank was issued in violation of preemptive or other similar rights of any securityholder of the Subsidiary or the Bank, as the case may be. The Bank is an insured bank under the applicable provisions of the Federal Deposit Insurance Act, as amended, and no proceeding for the termination or revocation of such insurance is pending or, to the knowledge of the Company, threatened against the Bank. The Bank has no subsidiaries that are depository institutions with deposits insured under the provisions of the Federal Deposit Insurance Act, as amended.

          (8) Capitalization. The authorized, issued and outstanding shares of capital stock of the Company is as set forth in the column entitled "Actual" under the "Capitalization" section in the Prospectus (except for subsequent issuances thereof, if any, contemplated under the Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus, pursuant to the exercise of convertible securities or options referred to in the Prospectus or subsequent repurchases, if any, pursuant to publicly announced stock repurchase programs). Such shares of capital stock have been duly authorized and validly issued by the Company and are fully paid and non-assessable, and none of such shares of capital stock was issued in violation of preemptive or other similar rights of any securityholder of the Company.

          (9) Existence of Trust. The Trust has been duly created and is validly existing in good standing as a statutory trust under the Statutory Trust Act, is and will be treated as a "grantor trust" for federal income tax purposes under existing law, and has the requisite trust power and authority to conduct its business as presently conducted and as described in the Prospectus.

          (10) Common Securities. The Common Securities have been duly authorized by the Trust Agreement and, when issued and delivered by the Trust to the Company in accordance with the terms of the Trust Agreement and against payment therefor as described in the Prospectus, will be validly issued and (subject to the terms of the Trust Agreement) fully paid and nonassessable undivided beneficial interests in the assets of the Trust; the issuance of the Common Securities is not subject to preemptive or other similar rights; no holder thereof will be subject to personal liability by reason of being such a holder; and at the Closing Time, all of the issued and outstanding Common Securities of the Trust will be directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

          (11) Authorization of Trust Agreement. The Trust Agreement has been duly authorized by the Company and duly qualified under the 1939 Act and, when validly executed and delivered by the Company and the Administrative Trustees, and assuming the due authorization, execution and delivery of the Trust Agreement by the Delaware Trustee and the Property Trustee, the Trust Agreement will constitute a valid and binding obligation of the Company and the Administrative Trustees, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting the enforcement of creditors' rights generally and to general equitable principles.

          (12) Guarantee Agreement. The Guarantee Agreement has been duly authorized by the Company and duly qualified under the 1939 Act and, when validly executed and delivered by the Company, and assuming due authorization, execution and delivery of the Guarantee Agreement by the Guarantee Trustee, will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting enforcement of creditors' rights generally and to general equitable principles.


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

          (13) Capital Securities. The Capital Securities have been duly authorized by the Trust Agreement and, when authenticated in the manner provided for in the Trust Agreement and issued and delivered pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and (subject to the terms of the Trust Agreement) fully paid and nonassessable undivided beneficial interests in the assets of the Trust; the issuance of the Capital Securities is not subject to preemptive or other similar rights; and holders of Capital Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit incorporated under the General Corporation Law of the State of Delaware.

          (14) Authorization of Indenture. The Indenture has been duly authorized, executed and delivered by the Company and duly qualified under the 1939 Act and, assuming the due authorization, execution and delivery of the Indenture by the Indenture Trustee, constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting enforcement of creditors' rights generally and to general equitable principles.

          (15) Authorization of Subordinated Debentures. The Subordinated Debentures have been duly authorized by the Company, and when executed, authenticated, issued and delivered in the manner provided for in the Indenture and sold and purchased as provided in the subordinated debenture purchase agreement relating thereto between the Company and the Trust, dated as of the Closing Time (the "Subordinated Debenture Purchase Agreement"), the Subordinated Debentures will constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting enforcement of creditors' rights generally and to general equitable principles.

          (16) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Trust.

          (17) Description of the Capital Securities. The Capital Securities being sold pursuant to this Agreement and the Trust Agreement will conform in all material respects to the statements relating thereto contained in the Prospectus and will be in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement.

          (18) Absence of Defaults and Conflicts. None of the Company, the Bank or the Subsidiary is in violation of its charter or by-laws; the Trust is not in violation of the Trust Agreement; neither the Company nor any of its subsidiaries (including the Trust) is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries (including the Trust) is a party or by which it or any of them may be bound, or to which any of the assets, properties or operations of the Company or any of its subsidiaries (including the Trust) is subject (collectively, "Agreements and

     Instruments"), except for such defaults that would not result in a Material Adverse Effect. The execution and delivery by the Company and the Trust of, and the performance by the Company and the Trust of their respective obligations under, this Agreement, the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Trust Agreement, the Guarantee Agreement, the Indenture and the Subordinated Debentures, the issuance and delivery by the Trust of the Common Securities and the Capital Securities and the execution, delivery and performance of any other agreement or instrument entered into or issued or to be entered into or issued by the Company or the Trust in connection with the transactions contemplated hereby or thereby or in the Registration Statement and the Prospectus and the consummation of the transactions contemplated herein and in the Registration Statement and the Prospectus (including the use of the proceeds from the sale of the Capital Securities as described under the caption "Use of Proceeds") and compliance by the Company and the Trust with their respective obligations hereunder and thereunder have been duly authorized by all necessary corporate and trust action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Company or any of its subsidiaries (including the Trust) pursuant to, any Agreements and Instruments, except for such conflicts, breaches, defaults or Repayment Events that would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or the Trust Agreement, nor will such actions result in any violation (in each case material to the Company and its subsidiaries (including the Trust) considered as a whole or as to the Trust separately) of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries (including the Trust) or any of their assets, properties or operations, except for such violations as would not result in a Material Adverse Effect. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries (including the Trust).

          (19) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or to the knowledge of the Company or the Trust threatened, against or affecting the Company or any of its subsidiaries that is required to be disclosed in the Registration Statement and the Prospectus (other than as stated therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the assets, properties or operations thereof or the consummation of the transactions contemplated under the Prospectus, this Agreement or the Indenture or the performance by the Company or the Trust of its obligations hereunder and thereunder. The Company and each of its subsidiaries is in compliance in all material respects with all laws administered by and regulations applicable to it of the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation and the Office of the Comptroller of the Currency

     (each a "Banking Regulator") and of any other federal or state agency or authority with jurisdiction over it except where failure to so comply would not result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries is a party to or otherwise subject to any consent decree, memorandum of understanding, written commitment or other supervisory agreement with any Banking Regulator or any other federal or state agency or authority, nor has the Company or any of its subsidiaries been advised by any Banking Regulator or any other federal or state agency or authority that it is contemplating issuing or requesting any of the foregoing except where being a party to or subject to such consent decree, memorandum of understanding, written commitment or other supervisory agreement would not result in a Material Adverse Effect.

          (20) Absence of Further Requirements. All regulatory consents, approvals and filings required to be obtained or made by the Company or the Trust under the federal laws of the United States, the laws of the State of New York, the General Corporation Law of the State of Delaware and the laws of the State of Tennessee for the issuance of the Preferred Securities have been made or obtained.

          (21) Investment Company Act. Neither the Company nor the Trust is, and upon the issuance and sale of the Capital Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus neither will be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

          (22) Accounting Treatment; Regulatory Capital. The statements contained in the fourth paragraph under the caption "Accounting Treatment and Regulatory Capital Treatment" of the Prospectus are, in all material respects, accurate and complete.

          (23) Compliance with Banking Laws. The Company is a bank holding company registered under the Bank Holding Company Act of 1956, as amended; and each of the Company and the Bank are in substantial compliance with, and conduct their respective businesses in substantial conformity with, all applicable laws and governmental regulations governing bank holding companies, banks and subsidiaries of bank holding companies, respectively, except failures to comply or be in conformity with such laws and regulations that could not reasonably be expected to result in a Material Adverse Effect.

          (24) Broker/Dealer Regulation. Except for FTN, First Tennessee Brokerage, Inc., FTN Midwest Research Securities Corp., FTN Financial Capital Markets, a division of First Tennessee Bank National Association, and except as otherwise disclosed in writing to FTN, neither the Company nor any of the Company's officers or, to the knowledge of the Company, its directors or shareholders holding 5% or more of its capital stock, (A) is required to register as a "broker" or "dealer" in accordance with the provisions of the 1934 Act or the rules and regulations thereunder, or (B) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the By-laws of the National Association of Securities Dealers, Inc. (the "NASD")) any member firm of the NASD.

          (25) Internal Controls.

          (A) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-14 and 15d-14 under the 1934 Act) that (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company's Chief Executive Officer and its Chief Financial Officer by others within those entities, particularly during the periods in which the filings made by the Company with the Commission which it may make under Section 13(a), 13(c), 14 or 15(d) of the 1934 Act are being prepared,
     (ii) have been evaluated for effectiveness as of the end of the Company's most recent fiscal quarter and (iii) are effective to perform the functions for which they were established.

          (B) The accountants and the Audit Committee of the Board of Directors of the Company have been advised of (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company's internal controls over financial reporting; any material weaknesses in internal controls have been identified for the accountants.

     (b) Officers' Certificates. Any certificate signed by any officer of the Company, any of its subsidiaries or the Trust and delivered to the Underwriter or to counsel for the Underwriter in connection with the offering of the Capital Securities shall be deemed a representation and warranty by the Company or the Trust, respectively, to the Underwriter as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented, at each Representation Date subsequent thereto.

     SECTION 2. Sale and Delivery to Underwriter; Closing.

     (a) Capital Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Trust agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at the purchase price set forth in Exhibit A, 200,000 Capital Securities.

     (b) Payment. As compensation to the Underwriter for its commitment hereunder and in view of the fact that the proceeds of the sale of the Capital Securities will be used to purchase the Subordinated Debentures, the Company hereby agrees to pay at the Closing Time to the Underwriter a commission per Capital Security purchased by the Underwriter as set forth in Exhibit A. Payment of the purchase price for, and delivery of, the Capital Securities shall be made at the offices of Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New York, New York 10019 or at such other place as shall be agreed upon by FTN, the Company and the Trust, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date of this Agreement (unless postponed in accordance with the provisions of Section 10 hereof), or such other time not later than ten business days after such date as shall be agreed upon by FTN, the Company and the Trust (such time and date of payment and delivery being herein called the "Closing Time").

     Payment shall be made to the Trust by wire transfer of immediately available funds to a bank account designated by the Trust, against delivery to FTN of the Capital Securities to be purchased by it.

     (c) Denominations; Registration. The Capital Securities shall be in such denominations and registered in such names as FTN may request in writing at least one full business day prior to the Closing Time. The Capital Securities will be made available for examination and packaging by FTN in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time.

     SECTION 3. Covenants of the Company and the Trust. The Company and the Trust jointly and severally covenant with the Underwriter as follows:

     (a) Compliance with Securities Regulations and Commission Requests. The Company and the Trust, subject to Section 3(b), will comply with the requirements of Rule 424(b) and will notify FTN immediately, and confirm the notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Prospectus, (ii) the receipt of any comments from the Commission, (iii) any request by the Commission for any amendment to the Registration Statement, any amendment or supplement to the Prospectus or additional information, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Capital Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company and the Trust will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as they deem necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, they will promptly file the Prospectus. The Company and the Trust will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     (b) Filing of Amendments. The Company and the Trust will give FTN notice of their intention to file or prepare any amendment to the Registration Statement or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish FTN with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which FTN or counsel for the Underwriter shall object.

     (c) Delivery of Registration Statements. The Company has furnished or will deliver to FTN and counsel for the Underwriter, without charge, conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein), conformed copies of all consents and certificates of experts, signed copies of the Company's Annual Report on Form 10-K for the year ended December 31, 2003 and signed copies of all consents and certificates of experts filed therewith. The Registration Statement and each amendment thereto furnished to the Underwriter will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (d) Delivery of Prospectuses. The Company will deliver to the Underwriter, without charge, as many copies of each preliminary prospectus as the Underwriter may reasonably request, and the Company and the Trust hereby consent to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to the Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus as the Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (e) Continued Compliance with Securities Laws. The Company and the Trust will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Capital Securities as contemplated in this Agreement and in the Registration Statement and the Prospectus. If at any time when the Prospectus is required by the 1933 Act or the 1934 Act to be delivered in connection with sales of the Capital Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriter or for the Company and the Trust, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company and the Trust will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriter, without charge, such number of copies of such amendment or supplement as the Underwriter may reasonably request.

     (f) Blue Sky Qualifications. Each of the Company and the Trust will use its best efforts, in cooperation with the Underwriter, to qualify the Capital Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as FTN may designate and to maintain such qualifications in effect for a period of not less than one year from the date of this Agreement; provided, however, that neither the Company nor the Trust shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Capital Securities have been so qualified, the Company and the Trust will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date of this Agreement.

     (g) Earnings Statement. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

     (h) Use of Proceeds. The Trust and the Company will use the net proceeds received by it from the sale of the Capital Securities in the manner specified in the Prospectus under "Use of Proceeds".

     (i) Restriction on Sale of Capital Securities. During the period beginning from the date of this Agreement and continuing to and including the earlier of
(i) the termination of trading restrictions for the Capital Securities, as notified to the Trust and the Company by FTN, and (ii) the Closing Time, the Company will not offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any Capital Securities, any other beneficial interests in the assets of the Trust or the capital securities or any other securities of the Trust or the Company, as the case may be, that are substantially similar to such Capital Securities (including any guarantee of such securities) or any securities that are convertible into or exchangeable for, or that represent the right to receive securities, capital securities or any such substantially similar securities of the Trust or the Company without the prior written consent of the Underwriter.

     (j) Reporting Requirements. The Company and the Trust, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

     SECTION 4. Payment of Expenses.

     (a) Expenses. The Company will pay all expenses incident to the performance of its and the Trust's obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriter of this Agreement, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Capital Securities, (iii) the preparation, issuance and delivery of the Capital Securities to the Underwriter, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Capital Securities to the Underwriter, (iv) the fees and disbursements of the Indenture Trustee and the Company's and the Trust's counsel, accountants and other advisors or agents (including transfer agents and registrars), as well as the fees and disbursements of the Indenture Trustee and the Trustees and their respective counsel, (v) the qualification of the Capital Securities under state securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection therewith and in connection with the preparation, printing and delivery of the Blue Sky Survey, and any amendment thereto, (vi) the printing and delivery to the Underwriter of copies of each preliminary prospectus, and the Prospectus and any amendments or supplements thereto, (vii) the fees charged by nationally recognized statistical rating organizations for the rating of the Capital Securities and the Subordinated Debentures and (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriter in connection with, the review, if any, by the NASD of the terms of the sale of the Capital Securities.

     (b) Termination of Agreement. If this Agreement is terminated by FTN in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriter for all of its out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter.

     SECTION 5. Conditions of Underwriter's Obligations. The obligations of the Underwriter to purchase and pay for the Capital Securities pursuant to this Agreement are subject to the accuracy of the representations and warranties of the Company and the Trust contained in Section 1 hereof or in certificates of any officer of the Company or any of its subsidiaries, or any Trustee, delivered pursuant to the provisions hereof, to the performance by the Company and the Trust of their respective covenants and other obligations hereunder, and to the following further conditions:

     (a) Effectiveness of Registration Statement. The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or be pending or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriter. A prospectus containing information relating to the description of the Capital Securities, the specific method of distribution and similar matters shall have been filed with the Commission in accordance with Rule 424(b).

     (b) Opinion of Counsel for Company and Assistant General Counsel to the Company. At Closing Time, FTN shall have received the favorable opinion, dated as of Closing Time, of each of Sullivan & Cromwell LLP, counsel for the Company, and Clyde A. Billings, Jr., Senior Vice President, Assistant General Counsel and Corporate Secretary of the Company, in form and substance satisfactory to counsel for the Underwriter to the effect set forth in Exhibit B-1 and Exhibit B-2 hereto, respectively, and to such further effect as counsel to the Underwriter may reasonably request. In giving such opinion, Sullivan & Cromwell LLP may rely, as to all matters governed by the laws of the State of Tennessee, upon the opinion of Clyde A. Billings, Jr., and as to all matters governed by the laws of the State of Delaware, upon the opinion of Richards, Layton & Finger, P.A. In giving such opinion, Clyde A. Billings, Jr., may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of Tennessee and the federal law of the United States, upon the opinions of counsel satisfactory to FTN. Each such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

     (c) Opinion of Special Tax Counsel for the Trust and the Company. At Closing Time, the Company, the Trust and FTN shall have received an opinion, dated as of Closing Time, of Sullivan & Cromwell LLP, special tax counsel to the Trust and the Company, that (i) the Subordinated Debentures will be classified for U.S. federal income tax purposes as indebtedness of the Company, (ii) the Trust will be classified for U.S. federal income tax purposes as a grantor trust and not as an association taxable as a corporation and (iii) although the discussion set forth in the Prospectus under the heading "Certain U.S. Federal Income Tax Consequences" does not purport to discuss all possible U.S. federal income tax consequences of the purchase, ownership and disposition of the Capital Securities, such discussion constitutes, in all material respects, a fair and accurate summary of the U.S. federal income tax consequences of the purchase, ownership and disposition of the Capital Securities under current law and assuming that all of the transaction documents, including the Indenture, the Trust Agreement, the Subordinated Debenture Purchase Agreement, the Guarantee Agreement and the Common Securities Purchase Agreement between the Company and the Trust, dated as of the Closing Time, will be complied with in all material respects. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

     (d) Opinion of Special Delaware Counsel for the Trust. At Closing Time, FTN shall have received the favorable opinion, dated as of the Closing Time, of Richards, Layton & Finger, P.A., special Delaware counsel to the Trust, to the effect set forth in Exhibit B-3 hereto and to such further effect as counsel to the Underwriter may reasonably request.

     (e) Opinion of Counsel for The Bank of New York. At Closing Time, FTN shall have received an opinion, dated as of Closing Time, of White & Case LLP, counsel to The Bank of New York, as Property Trustee and Indenture Trustee, and The Bank of New York (Delaware), as Guarantee Trustee, in form and substance satisfactory to the Underwriter.

     (f) Opinion of Counsel for the Underwriter. At Closing Time, FTN shall have received the favorable opinion, dated as of Closing Time, of Sidley Austin Brown & Wood LLP, counsel for the Underwriter, with respect to the validity of the Capital Securities, the Registration Statement, the Prospectus and other related matters as the Underwriter may reasonably request, and the penultimate paragraph of Exhibit B-2 hereto. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to FTN. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

     (g) Officers' Certificates. At Closing Time, there shall not have been, since the date of this Agreement or since the respective dates as of which information is given in the Prospectus, (A) any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and FTN shall have received a certificate of the President or a Vice President of the Company and of the chief financial officer or chief accounting officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (except for representations or warranties which by their terms speak as of a different date or dates), (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted, are pending or, to the best of such officer's knowledge, are threatened by the Commission; or (B) any material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Trust, and FTN shall have received a certificate of an Administrative Trustee of the Trust, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change,
(ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time (except for representations or warranties which by their terms speak as of a different date or dates), (iii) the Trust has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are, to the best of the Trust's knowledge, threatened by the Commission.

     (h) Accountant's Comfort Letter. At the time of the execution of this Agreement, FTN shall have received from KPMG LLP a letter dated such date, in the form set forth in Annex I, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

     (i) Bring-down Comfort Letter. At the Closing Time, FTN shall have received from KPMG LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (h) of this Section 5, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

     (j) Ratings. At the Closing Time, the Capital Securities shall be rated at least A3 by Moody's Investors Service, Inc. and BBB by Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and the Company shall have delivered to FTN a letter, dated as of the Closing Time, from each such rating organization, or other evidence satisfactory to FTN, confirming that the Capital Securities have such ratings. Since the time of execution of this Agreement, there shall not have occurred a downgrading in, or withdrawal of, the rating assigned to the Capital Securities or any of the Company's other securities by any "nationally recognized statistical rating organization", as defined by the Commission for purposes of Rule 436(g)(2) of the 1933 Act Regulations, and no such rating organization shall have publicly announced that it has under surveillance or review its rating of the Capital Securities or any of the Company's securities.

     (k) No Objection. The NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements filed with the NASD for review.

     (l) Additional Documents. At Closing Time, counsel for the Underwriter shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Capital Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Trust in connection with the issuance and sale of the Capital Securities as herein contemplated shall be satisfactory in form and substance to FTN and counsel for the Underwriter.

     (m) Termination of this Agreement. If any condition specified in this
Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by FTN by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

     SECTION 6. Indemnification.

     (a) Indemnification of Underwriter. Each of the Company and the Trust, jointly and severally, agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (1) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (2) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

          (3) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by FTN), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (1) or (2) above;

provided, however, that this indemnity shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); provided, further, however, that with respect to any untrue statement or omission of material fact made in any preliminary prospectus, the indemnity contained in this Section 6(a) shall not inure to the benefit of the Underwriter to the extent that any such loss, claim, damage or liability of the Underwriter occurs under the circumstance where (i) the Company had previously furnished copies of the Prospectus to the Underwriter, (ii) delivery of the Prospectus was required by Act to be made to such person, (iii) the untrue statement or alleged untrue statement or omission or alleged omission of material fact contained in the preliminary prospectus was corrected in the Prospectus and (iv) there was not sent or given to such person, at or prior to the written confirmation of such securities to such person, a copy of the Prospectus.

     (b) Indemnification of Trust by Company. The Company agrees to indemnify the Trust against all loss, liability, claim, damage and expense whatsoever as due from the Trust under Section 6(a) hereunder.

     (c) Indemnification of Trust, Company, Directors and Officers. The Underwriter agrees to indemnify and hold harmless the Company and the Trust, the Company's directors, each of the Company's officers and the Trustee of the Trust who signed the Registration Statement, and each person, if any, who controls the Company and the Trust within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (d) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a), counsel to the indemnified parties shall be selected by FTN, and, in the case of parties indemnified pursuant to Section 6(c), counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (e) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(2) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Trust, on the one hand, and the Underwriter, on the other hand, from the offering of the Capital Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Trust, on the one hand, and the Underwriter, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company and the Trust, on the one hand, and the Underwriter, on the other hand, in connection with the offering of the Capital Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Capital Securities (before deducting expenses) received by the Company and the Trust and the total underwriting discount received by the Underwriter, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of such Capital Securities as set forth on such cover.

     The relative fault of the Company and the Trust, on the one hand, and the Underwriter, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company, the Trust and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Capital Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company and the Trustee of the Trust who signed the Registration Statement, and each person, if any, who controls the Company or the Trust within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

     SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or the Trustees of the Trust submitted pursuant hereto or thereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of and payment for the Capital Securities.

     SECTION 9. Termination.

     (a) Termination; General. FTN may terminate this Agreement, by notice to the Company and the Trust, at any time at or prior to the Closing Time if (i) there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) there has occurred any material adverse change in the financial markets in the United States or the international financial markets, or any outbreak or escalation of hostilities or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of FTN, impracticable or inadvisable to market the Capital Securities or to enforce contracts for the sale of the Capital Securities, or (iii) trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock Exchange or the American Stock Exchange or in the Nasdaq Stock Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by either of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) a banking moratorium has been declared by either Federal or Tennessee authorities, or (v) there has been a material disruption in securities settlement, payment or clearance services in the United States, or (vi) there shall have come to the attention of FTN any facts that would cause them to reasonably believe that the Prospectus, at the time it was required to be delivered to a purchaser of the Capital Securities, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading, or (vii) an official interpretation or definitive guidance from the Federal Reserve Board has been issued to the effect that trust capital securities will no longer be eligible under the rules and regulations of the Federal Reserve Board for "Tier 1" regulatory capital treatment. As used in this Section 9, the term "Prospectus" means the Prospectus in the form first provided to the Underwriter for use in confirming sales of the related Capital Securities.

     (b) Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

     SECTION 10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to FTN at 845 Crossover Lane, Suite 150, Memphis, Tennessee 38117, facsimile (901) 537-7872, attention of James D. Wingett, Managing Director; notices to the Trust shall be directed to it at The Bank of New York, 101 Barclay Street, Floor 21 West, New York, New York 10286, attention of Corporate Trust Administration, and notices to the Company shall be directed to it at First Tennessee National Corporation, 165 Madison Avenue, Memphis, Tennessee 38103, attention of Milton A. Gutelius, Jr., Senior Vice President and Treasurer.

     SECTION 11. Parties. This Agreement shall each inure to the benefit of and be binding upon the Company, the Trust and FTN and, upon execution of this Agreement, their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter, the Company and the Trust and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein or therein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Capital Securities from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

     SECTION 12. GOVERNING LAW. THIS UNDERWRITING AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TENNESSEE.

     SECTION 13. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Trust a counterpart hereof, whereupon this Agreement, along with all counterparts, will become a binding agreement between FTN, the Company and the Trust in accordance with its terms.

                                        Very truly yours,
                                        FIRST TENNESSEE NATIONAL CORPORATION


                                        By: /s/ Marlin L. Mosby, III
                                            ------------------------------------
                                            Name:  Marlin L. Mosby, III
                                            Title: Chief Financial Officer


                                        FIRST TENNESSEE CAPITAL II


                                        By: /s/ Milton A. Gutelius, Jr.
                                            ------------------------------------
                                            Name:  Milton A. Gutelius, Jr.
                                            Title: Administrative Trustee


CONFIRMED AND ACCEPTED,
as of the date first above written:

FTN FINANCIAL SECURITIES CORP.


By: /s/ James D. Wingett
    ------------------------------------
    James D. Wingett
    Managing Director

                                                                       Exhibit A

     The Capital Securities shall have the following terms:

ISSUER:                         First Tennessee Capital II

TITLE OF CAPITAL SECURITIES:    6.30% Capital Securities, Series B

AGGREGATE LIQUIDATION AMOUNT:   Aggregate liquidation amount of Capital
                                Securities to be sold: $200,000,000

PRICE TO PUBLIC:                100% of the principal amount of the Capital
                                Securities

PURCHASE PRICE BY THE
UNDERWRITER:                    100% of the liquidation amount of the Capital
                                Securities

UNDERWRITER'S COMPENSATION:     As compensation to the Underwriter for its
                                commitment hereunder, and in view of the fact
                                that the proceeds of the sale of the Capital
                                Securities will be used by the Trust to purchase
                                the Subordinated Debentures of the Company, the
                                Company hereby agrees to pay at the Closing Time
                                to FTN an amount equal to $10 per capital
                                security (or $2,000,000 in the aggregate) for
                                the Capital Securities to be delivered at the
                                Closing Time.

SPECIFIED FUNDS FOR PAYMENT
OF PURCHASE PRICE:              Federal (same day) Funds

ACCOUNTANTS' LETTER TO
BE DELIVERED ON DATE
OF CLOSING:                     KPMG LLP

TRUST AGREEMENT:                Amended and Restated Trust Agreement, dated as
                                of March 29, 2004, between the Company and the
                                Trustees named therein

INDENTURE:                      Indenture, dated as of December 30, 1996,
                                between the Company and The Bank of New York, as
                                Indenture Trustee.

GUARANTEE:                      Guarantee Agreement, dated as of March 29, 2004,
                                between Company and The Bank of New York, as
                                Guarantee Trustee

MATURITY:                       April 15, 2034

INTEREST RATE:                  6.30 %

INTEREST PAYMENT DATES:         April 15 and October 15, commencing October 15,
                                2004

EXTENSION PERIOD:               None

DEFERRAL OF INTEREST:           As described in the Prospectus Supplement dated
                                March 24 2004

REDEMPTION PROVISIONS:          As described in the Prospectus Supplement dated
                                March 24, 2004

SINKING FUND PROVISIONS:        No sinking fund provisions.

TIME OF DELIVERY:               9:00 a.m., New York City time March 29, 2004

CLOSING LOCATION:               Sidley Austin Brown & Wood LLP

NAME AND ADDRESS
OF UNDERWRITER:                 FTN Financial Securities Corp.
                                845 Crossover Lane
                                Suite 150
                                Memphis, Tennessee 38117

                                                                     Exhibit B-1

                      FORM OF OPINION OF COMPANY'S COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)

          (1) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Tennessee.

          (2) The Trust has been duly created and is validly existing as a statutory trust in good standing under the Delaware Statutory Trust Act and has the requisite trust power and authority to conduct its business as described in the Prospectus.

          (3) Based solely upon our review of a letter from the Federal Reserve Bank of St. Louis dated March 29, 2004, the Company has been duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.

          (4) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

          (5) The Subordinated Debentures have been duly authorized by the Company and, when executed, authenticated, issued and delivered in the manner provided in the Indenture and sold and purchased as provided in the Subordinated Debenture Purchase Agreement, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general equitable principles.

          (6) The Indenture, the Guarantee Agreement and the Trust Agreement have each been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Indenture Trustee (in the case of the Indenture), by the Guarantee Trustee (in the case of the Guarantee Agreement) and by the Trustees (in the case of the Trust Agreement), constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally, and to general equitable principles; and the Indenture, the Guarantee Agreement and the Trust Agreement have been duly qualified under the 1939 Act.

          (7) The statements made under the captions "Description of Junior Subordinated Debentures," "Description of Preferred Securities," "Description of Guarantees", "Relationship Among the Preferred Securities, the Corresponding Junior Subordinated Debentures and the Guarantees", "Certain Terms of Capital Securities," "Certain Terms of Subordinated Debentures," "Certain Terms of Guarantee" and "Underwriting" in the Prospectus insofar as they purport to describe provisions of (i) the Trust Agreement, (ii) the Indenture, (iii) the Guarantee Agreement and (iv) the Underwriting Agreement are accurate, complete and fair, in all material respects.


                                     B-1-1

          (8) Each part of the Registration Statement, when such part became effective, and the Prospectus, as of the date of the Prospectus, appeared on their face to be appropriately responsive, in all material respects relevant to the offering of the Capital Securities, to the requirements of the 1933 Act, the 1939 Act and the applicable rules and regulations of the Commission thereunder.

          (9) All regulatory consents, authorizations, approvals and filings required to be obtained or made by the Company under the Federal laws of the United States and the laws of the State of New York for the issuance of the Capital Securities have been obtained or made.

          (10) Neither the Company nor the Trust is, and upon the issuance and sale of the Capital Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus neither will be, an "investment company" within the meaning of the 1940 Act.

     In rendering such opinion, such counsel may rely (A) as to matters involving the application of the laws of the State of Tennessee, upon the opinion of Clyde A. Billings, Jr., Senior Vice President, Assistant General Counsel and Corporate Secretary of the Company, (B) as to matters involving the application of the laws of the State of Delaware, upon the opinion of Richards, Layton & Finger, P.A., (which opinions, in each case, shall be dated and furnished to FTN at the Closing Time and shall expressly state that such counsel may rely on such opinion as if it were addressed to them), provided that Sullivan & Cromwell LLP shall state in their opinion that they believe that they are justified in relying upon such opinions, and (C) as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company, any of the Trustees and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).


                                     B-1-2

                                                                     Exhibit B-2

        FORM OF OPINION OF CLYDE A. BILLINGS, JR., SENIOR VICE PRESIDENT,
        ASSISTANT GENERAL COUNSEL AND CORPORATE SECRETARY OF THE COMPANY
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)

          (1) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Tennessee.

          (2) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under, or as contemplated under, the Underwriting Agreement.

          (3) The Company has been duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.

          (4) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

          (5) The Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation. The Bank has been duly organized and is validly existing as a national banking association under the laws of the United States. The Subsidiary has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect. Except as otherwise described in the Prospectus, all of the issued and outstanding capital stock of each of the Subsidiary and the Bank has been duly authorized and is validly issued, fully paid and non-assessable (except, in the case of the Bank, as provided in 12 U.S.C. 'SS' 55, as amended) and, to the best of our knowledge, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of each of the Subsidiary and the Bank was issued in violation of preemptive or other similar rights of any securityholder of such Subsidiary or the Bank, as the case may be. The Bank is an insured bank under the applicable provisions of the Federal Deposit Insurance Act, as amended, and no proceeding for the termination or revocation of such insurance is pending or, to our knowledge, threatened against any such subsidiary. The Bank has no subsidiaries that are depository institutions with deposits insured under the provisions of the Federal Deposit Insurance Act, as amended.


                                     B-2-1

          (6) The authorized, issued and outstanding shares of capital stock of the Company is as set forth in the column entitled "Actual" under the caption "Capitalization" in the Prospectus (except for subsequent issuances thereof, if any, contemplated under the Underwriting Agreement, pursuant to reservations, agreements or employee benefit plans, referred to in the Prospectus, pursuant to the exercise of convertible securities or options referred to in the Prospectus, or subsequent repurchases thereof, if any, pursuant to publicly announced stock repurchase programs). Such shares of capital stock have been duly authorized and validly issued by the Company and are fully paid and non-assessable, and none of such shares of capital stock was issued in violation of preemptive or other similar rights of any securityholder of the Company.

          (7) The Underwriting Agreement has been duly authorized, executed and delivered by the Company and has been duly executed and delivered by the Trust.

          (8) The Subordinated Debentures have been duly authorized, executed and delivered by the Company.

          (9) The Indenture, the Trust Agreement and the Guarantee Agreement have been duly authorized, executed and delivered by the Company.

          (10) The holders of outstanding shares of capital stock of the Company are not entitled to any preemptive rights under the Articles of Incorporation or By-Laws of the Company or the laws of the State of Tennessee to subscribe for the Capital Securities or the Subordinated Debentures.

          (11) The information in the Prospectus under "Certain Terms of Capital Securities", "Certain Terms of Subordinated Debentures", "Certain Terms of Guarantee", "Description of Junior Subordinated Debentures", "Description of Preferred Securities", "Description of Guarantees" and "Relationship Among the Preferred Securities, the Corresponding Junior Subordinated Debentures and the Guarantees", or any caption purporting to describe any such Securities and in the Registration Statement under Item 15, to the extent that it constitutes matters of law, summaries of legal matters or the Company's charter, bylaws or legal proceedings, or legal conclusions, has been reviewed by me and is correct in all material respects.

          (12) To the best of my knowledge, neither the Company, the Subsidiary nor the Bank is in violation of its charter or by-laws (or equivalent document) and no default by the Company or any of its subsidiaries (including the Trust) exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement, other than such defaults that individually or in the aggregate would not have a Material Adverse Effect, or would not materially adversely affect the issue and sale of the Capital Securities or the consummation of the transactions contemplated hereby.


                                     B-2-2

          (13) The execution, delivery and performance of the Underwriting Agreement, the Guarantee Agreement, the Trust Agreement, the Indenture and the Subordinated Debentures, and the consummation of the transactions contemplated in the Underwriting Agreement and in the Registration Statement and the Prospectus (including the issuance and sale of the Capital Securities and the use of the proceeds from the sale of the Capital Securities as described under the caption "Use of Proceeds") and compliance by the Company with its obligations thereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Company, the Bank or the Subsidiary pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to me, to which the Company, the Bank or the Subsidiary is subject, other than such conflicts, breaches, violations or defaults or Repayment Events that, individually or on a cumulative basis, would not have a Material Adverse Effect or would not materially adversely affect the issue and sale of the Capital Securities or the consummation of the transactions contemplated by the Underwriting Agreement, the Registration Statement and the Prospectus, nor will such action result in any violation of the provisions of the charter or by-laws (or equivalent document) of the Company, the Bank or the Subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to me, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their assets, properties or operations, except for such violations as would not result in a Material Adverse Effect.

          (14) To the best of my knowledge and other than as set forth in the Prospectus, there is not pending or threatened any action, suit, proceeding, inquiry or investigation to which the Company or any of its subsidiaries thereof is a party or to which the assets, properties or operations of the Company or any of its subsidiaries thereof is subject, before or by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect or which might reasonably be expected to materially and adversely affect the assets, properties or operations thereof or the consummation of the transactions contemplated under the Underwriting Agreement, the Guarantee Agreement, the Trust Agreement, or the Indenture or the performance by the Company of its obligations thereunder. To the best of my knowledge, the Company and each of its subsidiaries is in compliance with all laws administered by and regulations applicable to it of any Banking Regulator and of any other federal or state agency or authority with jurisdiction over it except where failure to so comply would not result in a Material Adverse Effect. To the best of my knowledge, neither the Company nor any of its subsidiaries is a party to or otherwise subject to any consent decree, memorandum of understanding, written commitment or other supervisory agreement with any Banking Regulator or any other federal or state agency or authority, nor have the Company or any of its subsidiaries been advised by any Banking Regulator or any other federal or state agency or authority that it is contemplating issuing or requesting any of the foregoing except where being a party to or subject to such consent decree, memorandum of understanding, written commitment or other supervisory agreement would not result in a Material Adverse Effect.


                                     B-2-3

          (15) All descriptions in the Prospectus of contracts and other documents to which the Company or its subsidiaries are a party are accurate in all material respects. To the best of our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Prospectus or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

          (16) To the best of my knowledge, there are no statutes or regulations that are required to be described in the Prospectus that are not described as required.

          (17) The Registration Statement and each amendment or supplement to the Registration Statement made by the Company prior to the date hereof (excluding the documents incorporated by reference therein and other than the financial statements and supporting schedules included therein or omitted therefrom and each Trustee's Statement of Eligibility on Form T-1 (the "Form T-1s"), as to which we express no opinion), when the Registration Statement or any such amendment or supplement became effective, complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. The Prospectus and each amendment or supplement to the Prospectus made by the Company prior to the date hereof (excluding the documents incorporated by reference therein and other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we express no opinion), when they were filed with the Commission, complied, and as of the date hereof comply, as to form in all material respects with the requirements of 1933 Act and the 1933 Act Regulations.

          (18) The documents incorporated by reference into the Prospectus or any further amendments or supplements thereto made by the Company prior to the date hereof (other than the financial statements and supporting schedules therein or omitted therefrom, as to which we express no opinion), when they were filed with the Commission, complied, and as of the date hereof comply, as to form in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder.

          (19) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the due authorization, execution or delivery by the Company of the Underwriting Agreement, the Guarantee Agreement, the Trust Agreement or the Subordinated Debentures, or for the performance by the Company of the transactions contemplated under the Prospectus, the Underwriting Agreement, the Indenture, the Guarantee Agreement or the Trust Agreement other than under the 1933 Act, the 1933 Act Regulations, the 1939 Act and the 1939 Act Regulations, which have already been made, obtained or rendered, as applicable.

          (20) The Registration Statement has been declared effective under the 1933 Act. Any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b). To the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has


                                     B-2-4
     been issued under the 1933 Act and no proceedings for that purpose have been initiated or are pending or threatened by the Commission.

          (21) The holders of outstanding shares of capital stock of the Company are not entitled to any preemptive rights under the Articles of Incorporation or By-Laws of the Company or the laws of the State of Tennessee to subscribe for the Capital Securities or the Subordinated Debentures.

     Nothing has come to my attention that would lead me to believe that the Registration Statement or any post-effective amendment thereto (except for financial statements and supporting schedules and other financial data included therein or omitted therefrom and for the Form T-1s, as to which I make no statement), at the time of the filing of the Company's most recent Annual Report on Form 10-K with the Commission or at the date of the Underwriting Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and supporting schedules and other financial data included therein or omitted therefrom, as to which I make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     In rendering such opinion, such counsel may rely (A) as to matters involving the application of the laws of New York, upon the opinion of Sullivan & Cromwell LLP, (B) as to all matters involving the application of the laws of the State of Delaware, upon the opinion of Richards, Layton & Finger, P.A., (which opinions, in each case, shall be dated and furnished to FTN at the Closing Time and shall expressly state that such counsel may rely on such opinion as if it were addressed to him), provided that Clyde A. Billings, Jr., shall state in his opinion that he believes that he is justified in relying upon such opinion, and (C) as to matters of fact (but not as to legal conclusions), to the extent he deems proper, on certificates of responsible officers of the Company, any of the Trustees and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).


                                     B-2-5

                                                                     Exhibit B-3

               FORM OF OPINION OF RICHARDS, LAYTON & FINGER, P.A.,
                    TO BE DELIVERED PURSUANT TO SECTION 5 (d)

          (1) The Trust has been duly created and is validly existing in good standing as a statutory trust under the Statutory Trust Act, and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a statutory trust have been made.

          (2) Under the Statutory Trust Act and the Trust Agreement, the Trust has the requisite trust power and authority to own its properties and conduct its business, all as described in the Trust Agreement and the Prospectus, and to execute, deliver and perform its obligations under the Underwriting Agreement.

          (3) The Capital Securities have been duly authorized for issuance by the Trust and, when issued, executed, authenticated and delivered in accordance with the terms of the Trust Agreement against payment of the consideration as set forth in the Underwriting Agreement, the Capital Securities will be validly issued and, subject to the qualifications set forth in this paragraph, fully paid and non-assessable undivided beneficial interests in the assets of the Trust. The Capital Security Holders will be entitled to the benefits of the Trust Agreement and, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Capital Security Holders may be obligated pursuant to the Trust Agreement to (i) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers or exchanges of capital security certificates and the issuance of replacement capital security certificates and (ii) provide security or indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and remedies under the Trust Agreement.

          (4) The Common Securities have been duly authorized for issuance by the Trust and, when issued, executed, authenticated and delivered in accordance with the terms of the Trust Agreement against payment of the consideration as set forth in the Trust Agreement, the Common Securities will be validly issued and, subject to the qualifications set forth in this paragraph and except to the extent provided in certain sections of the Trust Agreement, fully-paid and non-assessable undivided beneficial interests in the assets of the Trust. The Common Security Holder will be entitled to the benefits of the Trust Agreement and, as a beneficial owner of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Common Security Holder may be obligated pursuant to the Trust Agreement to
     (i) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers or exchanges of capital security certificates and the issuance of replacement capital security certificates and (ii) provide security or indemnity in connection with requests of or directions to the Trustees. In addition, we


                                     B-3-1
     note that under Section 10.2 of the Trust Agreement, the Common Security Holder is responsible for the debts and obligations of the Trust.

          (5) Under the Statutory Trust Act and the Trust Agreement, the issuance of the Capital Securities and the Common Securities is not subject to preemptive or other similar rights.

          (6) Under the Trust Agreement and the Statutory Trust Act, the execution and delivery by the Trust of the Underwriting Agreement, and the performance by the Trust of its obligations thereunder, have been duly authorized by all necessary trust action on the part of the Trust.

          (7) The Trust Agreement constitutes a valid and binding obligation of the Company and the Trustees and is enforceable against the Company and the Trustees in accordance with its terms.

          (8) The issuance and sale by the Trust of the Capital Securities, the purchase by the Trust of the Subordinated Debentures, the execution, delivery and performance by the Trust of the Underwriting Agreement, the consummation by the Trust of the transactions contemplated thereby and compliance by the Trust with its obligations thereunder do not violate (i) any of the provisions of the Certificate or the Trust Agreement or (ii) any Delaware law or Delaware administrative regulation applicable to the Trust.

          (9) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Delaware court or Delaware governmental authority or Delaware agency is necessary or required solely in connection with the issuance and sale by the Trust of the Capital Securities, the purchase by the Trust of the Subordinated Debentures, the execution, delivery and performance by the Trust of the Underwriting Agreement, the consummation by the Trust of the transactions contemplated thereby and compliance by the Trust with its obligations thereunder.

          The opinions expressed in paragraphs 3, 4 and 7 above are subject, as to enforcement, to the effect upon the Trust Agreement of (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance or transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.


                                     B-3-2

                                                                         Annex I

          FORM OF ACCOUNTANTS' COMFORT LETTER PURSUANT TO SECTION 5(h)

     We are independent public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations and:

          (i) in our opinion, the audited consolidated financial statements and the related financial statement schedules included or incorporated by reference in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations;

          (ii) on the basis of procedures (but not an examination in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim consolidated financial statements of the Company, a reading of the minutes of all meetings of the stockholders and directors of the Company and its subsidiaries and committees thereof since [day after end of last audited period], inquiries of certain officials of the Company and its subsidiaries responsible for financial and accounting matters, with respect to the [description of relevant periods] and such other inquiries and procedures as may be specified in such letter, nothing came to our attention that caused us to believe that:

               (A) at [_________, 20___ and at] a specified date not more than five days prior to the date of the Underwriting Agreement, there was any change in the ___________ of the Company and its subsidiaries, any decrease in the __________ of the Company and its subsidiaries or any increase in the __________ of the Company and its subsidiaries, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Registration Statement and the Prospectus, except in each case for any changes, decreases or increases that the Registration Statement and the Prospectus disclose have occurred or may occur; or

               (B) or the period from [_________, 20__ to _________, 20__ and for the period from] _________, 20__ to a specified date not more than five days prior to the date of the Underwriting Agreement, there was any decrease in _________, __________ or ___________, in each case as compared with the comparable period in the preceding year, except in each case for any decreases that the Registration Statement and the Prospectus discloses have occurred or may occur;

          [(iii) based upon the procedures set forth in clause (ii) above and a reading of the Selected Financial Data included or incorporated by reference in the Registration Statement and the Prospectus [and a reading of the financial statements from which such data were derived], nothing came to our attention that caused us to believe that the Selected Financial Data included or incorporated by reference in the Registration Statement and the Prospectus do not comply as to form in all material respects with the disclosure requirements of Item 301 of Regulation S-K of the 1933 Act [, that the amounts included in the Selected Financial Data are not in agreement with the corresponding amounts in the audited consolidated financial statements for the respective periods or that the financial statements not included or incorporated by reference in the Registration Statement and the Prospectus from which certain of such data were derived are not in conformity with generally accepted accounting principles;]

          (iv) we have compared the information included or incorporated by reference in the Registration Statement and the Prospectus under selected captions with the disclosure requirements of Regulation S-K of the 1933 Act and on the basis of limited procedures specified herein, nothing came to our attention that caused us to believe that such information does not comply as to form in all material respects with the disclosure requirements of Items 302, 402 and 503(d), respectively, of Regulation S-K;

          [(v) based upon the procedures set forth in clause (ii) above and a reading of the latest available unaudited financial statements of the Company that have not been included or incorporated by reference in the Registration Statement and the Prospectus, nothing came to our attention that caused us to believe that the unaudited amounts for ________ for the [most recent period] do not agree with the amounts set forth in the unaudited consolidated financial statements for those periods or that such unaudited amounts were not determined on a basis substantially consistent with that of the corresponding amounts in the audited consolidated financial statements;]

          [(vi) we are unable to and do not express any opinion on the [Pro Forma Combined Balance Sheet and Statement of Operations] (collectively, the "Pro Forma Statements") included or incorporated by reference in the Registration Statement and the Prospectus or on the pro forma adjustments applied to the historical amounts included in the Pro Forma Statements; however, for purposes of this letter we have:

               (C) (A) read the Pro Forma Statements;

               (D) (B) performed [an audit] [a review in accordance with SAS 100] of the financial statements to which the pro forma adjustments were applied;

               (E) (C) made inquiries of certain officials of the Company who have responsibility for financial and accounting matters about the basis for their determination of the pro forma adjustments and whether the Pro Forma Statements comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X; and

               (F) (D) proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the Pro Forma Statements; and

               (G) on the basis of such procedures and such other inquiries and procedures as specified herein, nothing came to our attention that caused us to believe that the Pro Forma Statements included or incorporated by reference in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;]

          (vii) in addition to the procedures referred to in clause (ii) above, we have performed other procedures, not constituting an audit, with respect to certain amounts, percentages, numerical data and financial information included or incorporated by reference in the Registration Statement and the Prospectus, which are specified herein, and have compared certain of such items with, and have found such items to be in agreement with, the accounting and financial records of the Company; and

          [(viii) in addition, we [add comfort on a financial forecast that is included or incorporated by reference in the Registration Statement and the Prospectus].